                                                                   EXHIBIT 10.24


                               A G R E E M E N T

                                    BETWEEN

                            MERKLE-KORFF INDUSTRIES

                                      AND


                            INTERNATIONAL UNION OF
                       ELECTRONIC, ELECTRICAL, SALARIED,
                         MACHINE AND FURNITURE WORKERS

                                A.F.L. - C.I.O.
                                  LOCAL 1199


                                OCTOBER 1, l995

                                     INDEX
                                     -----
                                                                            PAGE
                                                                            ----

ARTICLE I    -    Recognition. . . . . . . . . . . . . . . . . . . . .        1

ARTICLE II   -    Union Shop & Checkoff. . . . . . . . . . . . . . . .        2

ARTICLE III  -    Hours & Overtime. . . . . . . . . . . . . . . . . . .       4


ARTICLE IV   -    Holidays. . . . . . . . . . . . . . . . . . . . . . .       5
                  Voting Pay. . . . . . . . . . . . . . . . . . . . . .       6
                  Funeral Pay. . . . . . . . . . . . . . . . . . . . . .      6
                  Jury Pay. . . . . . . . . . . . . . . . . . . . . . .       7

ARTICLE V   -     Vacations. . . . . . . . . . . . . . . . . . . . . . .      8


ARTICLE VI  -     Seniority. . . . . . . . . . . . . . . . . . . . . . .      9
                  Layoff and Recall. . . . . . . . . . . . . . . . . . .      9
                  Temporary Transfer. . . . . . . . . . . . . . . . . . .    10
                  Permanent Transfer. . . . . . . . . . . . . . . . . . .    10
                  Termination of Seniority. . . . . . . . . . . . . . . .    10
                  Leave of Absence. . . . . . . . . . . . . . . . . . . .    11
                  Probationary Employment. . . . . . . . . . . . . . . .     11

ARTICLE VII   -   Insurance. . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE VIII  -   Wages. . . . . . . . . . . . . . . . . . . . . . . . .     15
                  General Increases. . . . . . . . . . . . . . . . . . .     15
                  (Progression Chart). . . . . . . . . . . . . . . . . .     15
                  (Second Shift Premium). . . . . . . . . . . . . . . . .    16


ARTICLE IX   -   Bulletin Board. . . . . . . . . . . . . . . . . . . . .     16

ARTICLE X    -   Grievance Procedure. . . . . . . . . . . . . . . . . .      16

ARTICLE XI   -   Safety and Health. . . . . . . . . . . . . . . . . . .      19

ARTICLE XII  -   Duration of Agreement. . . . . . . . . . . . . . . . .      19

                 Exhibit A. . . . . . . . . . . . . . . . . . . . . . .      21

                            MERKLE-RORFF INDUSTRIES


                                   PREAMBLE
                                   --------

        Agreement effective the 1st Day of October, 1995, between Merkle-Korff Industries, 1776 Winthrop Drive, Des Plaines, Illinois, 60018, hereinafter called the Company, and the International Union of Electronic, Electrical, Salaried Machine & Furniture Workers, AFL-CIO), in behalf of, and in conjunction with Local 1199, hereinafter called the Union.

ARTICLE I - RECOGNITION
-----------------------

        SECTION 1.
        ----------

        The Company recognizes the Union as duly authorized and sole collective bargaining representative for all production and maintenance employees, truck drivers and production support tool room employees excluding office employees, model shop employees, engineering department employees, professional employees, all other employees, guards and supervisors as defined in the Act. The Company recognizes the Union as the duly authorized and sole collective bargaining agent at the above address or within a radius of fifty miles from the plant.

        SECTION 2.
        ----------

        There shall be no discrimination, interference, restraint or coercion by the Company or any of its officials against any employee because of membership in the Union, election or appointment to office or position in the Union, or activity in behalf of the Union.


        SECTION 3.
        ----------

        The Union agrees not to engage in any Union activity on Company time or property in any way which shall interfere with production except as specifically provided in this contract. It is understood that the Union shall not hold Union meetings so as to interfere with scheduled operations of the Company.

        SECTION 4.
        ----------

        The products to be manufactured, the schedules of production, the methods, machine tools and ways of manufacture and the direction of the forces except as expressly provided in this Agreement are exclusively a function of Management.

        SECTION 5.
        ----------

        The Company may appoint one non-bargaining unit Foreman or Assistant Foreman on each shift to perform bargaining unit work.

        In addition, the Company may appoint a Foreman or Assistant Foreman to perform work covered by this Agreement if necessary for the following purposes:

                (1) Instruction of employees.

                (2) Investigation, or testing of new processes,
                    equipment or methods and experimental work.

                (3) In the event of an emergency (where an emergency
                    arises, or experimental work is performed), it shall be discussed with the Union.

        SECTION 6.
        ----------

        The Union will assist and cooperate in the attainment and maintenance by all employees of a fair day's work.

        SECTION 7.
        ----------

        The provisions of this contract shall be applied to all employees without discrimination on account of sex, race, color, creed or national origin. Wherever the word "he" or any other masculine word form is used in this Agreement, that provision also shall apply to female employees.

        SECTION 8.
        ----------

        The Company shall supply a copy of the checkoff list to the Chief
Steward.

ARTICLE II - UNION SHOP AND CHECKOFF
------------------------------------

        SECTION 1.
        ----------

        All employees shall, as a continuing condition of employment with the Company, become members in the Union on the 60th day following the beginning of their employment, or 60 days after the effective date of this Agreement, whichever is the later, and shall maintain such membership in the Union during the life of this Agreement.

        SECTION 2.
        ----------

        The Company shall deduct Union dues, including initiation fees, upon receipt of written authorization for such deductions.

Such deductions shall be made from the first full week's pay of each month and promptly remitted by the Company to the I.U.E. Local 1199. A uniform initiation fee for new members shall be remitted in the same manner as dues collected.

        The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of any action taken or not taken by the Company for purpose of complying with any provision of this Article II.

The written authorization referred to in the previous paragraph shall be a signed card in the following form:

        ASSIGNMENT AND AUTHORIZATION FOR CHECKOFF OF MEMBERSHIP DUES FOR LOCAL UNION NO. 1199, INTERNATIONAL UNION OF ELECTRONIC, ELECTRICAL, SALARIED MACHINE & FURNITURE WORKERS, AFL - CIO.

        TO: MERKLE-KORFF INDUSTRIES - DES PLAINES, ILLINOIS

        I hereby assign to Local Union No. 1199, International Union of Electronic, Electrical, Salaried Machine & Furniture Workers (AFL-CIO), from wages to be earned by me as my membership dues uniform initiation fees and uniform monthly dues in such amounts of uniform initiation fees or uniform monthly dues as may be fixed under and pursuant to the constitution of International Union of Electronic, Electrical, Salaried Machine & Furniture Workers (AFL-CIO) and certified to the Company in writing by the Secretary-Treasurer of the Union.

        I authorize and direct you to deduct such amounts from my pay for each month and to remit the same promptly to the Secretary-Treasurer of said Union.

        This assignment authorization and direction shall be irrevocable for a period of one (1) year from the date hereof, or until the termination of the Agreement between the Company and the Union dated as of September 30, 1995, whichever occurs sooner, and shall be renewed from year to year thereafter; provided, however, that it may be revoked by me between September 15 and September 30 of any contract year by giving written notice to the Company that it is no longer authorized to make such deductions.


-----------------------                         ----------------------
Signature of Employee                           Address of Employee


----------------------                          -----------------------
WITNESS                                         Employees Clock No.

        Unless otherwise specified, this assignment and authorization shall become effective at the expiration of the employee's probationary period under the Agreement between the Company and the Union, dated September 30, 1995.

ARTICLE III - HOURS AND OVERTIME
--------------------------------

        SECTION 1.
        ----------

        The standard workweek shall be forty (40) hours per week, eight (8) hours per day, from Monday to Friday, inclusive.

        SECTION 2.
        ----------

        Each shift shall have a scheduled starting and quitting time except in the case of emergency work, maintenance and repairs.

        SECTION 3.
        ----------

        All work performed in excess of eight (8) hours in any single day and in excess of forty (40) hours in any given week shall be paid for at one and a half times the regular straight-time rate. It is understood that overtime shall not be paid twice for the same hours worked. Time and one-half shall be paid for all work performed on Saturdays as such. The Company shall have the right to require reasonable assignments of overtime work, and such assignments shall be performed by an employee unless he has good cause for refusal thereof. An employee who has good cause for refusal thereof shall not be discriminated against or disciplined. Employees who say they will report for Saturday overtime work and do not do so will be charged with an unexcused absence unless they can show good cause for their failure to report.


SECTION 4.
----------

        Double time shall be paid for all work done on Sundays and triple time for the holidays hereinafter listed.


SECTION 5.
----------

        Overtime work shall be equalized among employees in the plant performing similar work provided the employees involved have the skill, ability and knowledge to perform the required work. If seven (7) or more employees on a shift are working overtime, a steward shall be assigned to perform the required work provided he has the skill, ability and knowledge to perform the available work. Part-time students shall not share in overtime unless all other qualified employees have been offered the opportunity to work overtime and part-time students shall be subject to ARTICLE II, SECTION 1, hereof, probationary employees will not work overtime unless all other qualified non-probationary employees have been offered the opportunity to work said overtime.

        SECTION 6.
        ----------

        Any employee who reports to work at his regular starting time and has not been previously notified by the Company not to report and any employee who is called in to work outside of his regular shift or schedule shall receive not less than four (4) hours work or pay for four hours work at his regular rate of pay unless failure to work is due to the fault of the employee, an act of God, or any causes beyond the control of the Company, provided, however, the employee shall perform any work the Company shall give him. The Company shall not be obligated under this paragraph if it notified the employee not to report to work either personally or by telephone message or by letter or telegram sent to the last known address of the employee, not less than twelve (12) hours before the regular starting time.

ARTICLE IV - HOLIDAYS
---------------------

        SECTION 1.
        ----------

        Holidays recognized as commanding under the scope of this Agreement are:
                New Year's Day                  Thanksgiving Day
                Good Friday                     Friday After Thanksgiving
                Memorial Day                    Christmas Eve
                Independence Day                Christmas Day
                Labor Day                       Birthday or Floating Holiday*

        When a holiday falls on a Saturday or Sunday, the Company, in its sole discretion, shall designate whether the holiday shall be recognized on the Friday preceding or Monday following the holiday.

        * The Company shall notify the employees as of January 1st of each year whether the tenth Holiday will be a floating Holiday, and when it will be scheduled, or whether the tenth holiday shall be a Birthday Holiday, in which case the holiday is to be taken on the employees birthday.

        SECTION 2.
        ----------

        Except as otherwise provided in Section 4 below for employees with less than one year of service, all regular full-time nonprobationary employees covered by the Agreement shall receive pay for holidays when not worked at eight
(8) times the employee's straight-time hourly rate, provided the employee works the regularly scheduled workday before and the regularly scheduled workday after the holiday, unless the employee can show good cause for not working such days. If an eligible employee is excused because of illness or injury or if the employee is on layoff in any workday of seven calendar days before a holiday or any day of seven calendar days after a holiday, the employee will receive holiday pay. If an eligible employee due to illness, injury or layoff is unavailable for work more than seven calendar days prior to the holiday, he shall be ineligible for holiday pay.

        SECTION 3.
        ---------

        When a holiday falls on Thursday, the employee can upon approval of written request, be granted the day off following the holiday, without pay, without forfeiting his holiday pay.

        SECTION 4.
        ---------

        During an employee's first twelve calendar months of employment, he will be credited with eight hours of "holiday pay" for each full calendar month of service. If at the time a holiday listed in ARTICLE IV, SECTION 1, occurs, an employee has earned sufficient holiday pay credit (i.e., eight hours credit for each holiday), and he has met all the eligibility requirements set forth in
ARTICLE IV, SECTION 2, he shall receive pay for the holiday. After the employee has been employed twelve full calendar months, he shall receive holiday pay in accordance with ARTICLE IV, SECTION 2.

        SECTION 5.
        ---------

        Each employee who is an eligible voter shall be entitled to take up to two (2) hours off from work at the beginning or end of his shift to vote in one Federal Election, if such occurs during the term of the contract. The employee will be paid for his time lost from work at his regular straight-time rate. The employee must have worked the remaining hours of his shift to be eligible for such pay.

        SECTION 6.
        ---------

        For attending funeral services and rendering comfort and assistance to his family, up to three days off with eight hours per day straight-time pay will, when required, be granted when a death occurs in the immediate family. "Immediate family'' shall be construed to mean parent, spouse, child, legally adopted child, brother, or sister. Up to one (1) day off with eight hours per day straight-time pay will be granted in such circumstances in case of death of the employee's mother-in-law or father-in-law.

        SECTION 7.
        ---------

        All employees covered by this Agreement who have a minimum of six (6) months continuous service with the Company will receive a bonus of four (4) hours of pay at their base rate for their birthday. Such payment will not constitute hours worked for overtime purposes.

        SECTION 8.
        ---------

        Each employee who is called to appear before a Jury Commissioner and who responds to such call shall be paid two (2) hours' pay at such employee's occupational hourly rate, in addition to his pay for actual hours worked on that day.

        SECTION 9.
        ---------

        Employees who actually perform jury service shall be paid the difference between the amounts paid as jurors and their regular occupational hourly rate, based on eight (8) hours per day and forty (40) hours per week, subject to a maximum of eighty (80) straight-time hours' pay per calendar year to a maximum of one hundred sixty (160) straight-time hours for grand jury service.

        SECTION 10.
        ----------

        Subject to the provisions of Section 1 of this Article, eligible employees will receive their Birthday off as a paid Holiday. If an eligible employee declines times off for the Birthday Holiday and the Company agrees, he shall receive regular straight-time pay for working his Birthday and shall receive the equivalent of 8 hours straight-time pay as a bonus in lieu of the time off. This is aside from any other pre-existing bonus provision.

ARTICLE V - VACATIONS
---------------------

        SECTION 1.
        ----------

        All Employees who have worked for the Company one (1) year as of June 30 of any year shall receive a vacation check amounting to forty (40) times their current hourly rate as of June 30 of that year.

        SECTION 2.
        ---------

        All employees who have worked for the Company three (3) years or more as of June 30 of any year shall receive a vacation check amounting to eighty (80) times their current hourly rate as of June 30 of that year.

        SECTION 3.
        ---------

        All employees who have worked for the Company ten (10) years or more as of June 30 of any year shall receive a vacation check amounting to one hundred twenty (120) times their current hourly rate as of June 30 of that year.

        SECTION 4.
        ---------

        All employees who have worked for the Company seventeen (17) years or more with a seniority date of August 31, 1976 or before, shall receive a vacation check amounting to one hundred sixty (160) times their current hourly rate as of June 30 of that year.

        All employees who have worked for the Company twenty (20) years or more with a seniority date of September 1, 1976 or later, shall receive a vacation check amounting to one hundred sixty (160) times their current hourly rate as of June 30 of that year.

        SECTION 5.
        ---------

        All employees hired prior to September 1, 1982, who have worked for the Company twenty-five (25) years or more as of June 30 of any year shall receive a vacation check amounting to two hundred (200) times their current hourly rate as of June 30 of that year.

        SECTION 6.
        ---------

        All employees who have worked for the Company less than one year and more than ninety (90) days as of June 30 of any year shall receive one-half day's pay for each full calendar month of employment based on a forty (40) hour vacation week at their current hourly rate as of June 30 of that year.

        SECTION 7.
        ---------

        To be eligible for a vacation check, an employee must work at least seventy-five percent (75%) of his scheduled hours during the 12-month period preceding June 30. Time lost due to illness or accident that is an industrial case shall be counted as hours worked for the year in which said illness or accident occurs. If the accident or illness is caused away from the plant and is not an industrial case, employees with three (3) or more years seniority shall receive, for one vacation period only, a pro-rata vacation check based on actual time worked.

        SECTION 8.
        ---------

        The Company reserves the right to shut the plant for a vacation period. Employees entitled to more than two (2) weeks vacation may choose whether they want to work additional vacation time and be paid therefor, or take their vacation.

        SECTION 9.
        ----------

        If an employee leaves the Company before the start of the vacation period, he shall be entitled to pro-rata vacation pay. In order to receive such pro-rata vacation pay in a timely manner, the employee is expected to provide the Company with 2 weeks advance notice of his quitting.

        SECTION 10.
        -----------

        The estate of any employee who dies during the year shall receive a pro-rata amount of his vacation check based on the actual time worked.

        SECTION 11.
        ----------

        Employees entitled to more than two (2) weeks vacation who take part of their vacation in advance of a vacation period shutdown will be paid for such vacation when they take it.

ARTICLE VI - SENIORITY
----------------------

        SECTION 1.( a)
        --------------

        Seniority is defined as length of service with the Company. Seniority shall be applied in all cases of layoff and recall on a plant-wide basis provided the employee has the skill, ability, knowledge and experience to perform the required work. In the event of a layoff, the employee who has been laid off shall replace the least senior person in the plant provided the laid-off employee has the ability, skill, knowledge and experience to perform the required work.

        SECTION 1.(b)
        ------------
        Section l(a) shall not apply in respect to layoffs of 24 hours or less.

        SECTION 2.
        ---------

        All employees shall be rehired in reverse order to that in which they were laid off before any new employees are hired provided the laid-off employees have the ability, skill, knowledge and experience to perform the required work.

        The Company will carry laid-off employees who are laid off on a reserve list according to the schedule as follows:
        Up to 3 years seniority -   A period equal to one-fourth the length of
                                    seniority or 3 most whichever is less

        3 years seniority or over - 1 Year

        SECTION 3.
        ---------

        Employees with greater seniority shall be given preference in filling vacancies provided they are qualified to fill the job and provided further that this shall not be applicable to people excluded from the bargaining unit. Such vacancies shall be posted on Bulletin Boards for a period of 48 hours. All requests of applicants shall be submitted to the designated management representative. Final results of the review of qualifications will be made known to the Chief Steward. The Company reserves the right to determine the qualifications of any applicant and to fill such vacancies with the person or persons it believes most qualified.

        The Company also reserves the right to determine the capability and performance of the person or persons filling such vacancies during a probationary period of thirty (30) working days. An employee filling a vacancy pursuant to this Section wishing to return to the job from which he bid during such 30-day period may do so, in which case he shall lose his right to bid for any job for a 6-month period thereafter; it being understood that such employee will be returned to a job that is available.

        SECTION 4.
        ---------

        Employees temporarily transferred from a higher-rated job to one of lower rate shall receive their regular rates of pay. Employees temporarily transferred from a lower-rated job to the higher-rated job shall receive their regular rate of pay. The word "temporary" is used in this Section to mean employment for four weeks or less.

        SECTION 5.
        ---------

        Employees permanently transferred (for a period of more than four weeks) to a higher-rated job shall receive the rate of pay for the new job. Employees permanently transferred for a period of more than four weeks to a lower-rated job in accordance with the seniority provisions of this contract shall receive the rate of pay for the job from which he was transferred or the maximum of the range for the lower-rated job, whichever is lower. No employee will suffer a rate reduction as a result of a job combination in his job. This will not apply to employees affected by a layoff or job elimination put into effect by the Company.

        SECTION 6.
        ---------

        Continuity of service and relationship between employer and employees shall be terminated when:

                (a) An employee voluntarily leaves the Company's employ.

                (b) An employee who has been laid off because of lack of work fails to report when recalled within a period of three (3) days, unless good cause can be shown for not reporting.

                (c) An employee is discharged for cause. (Any rules effectuated by the Company must be reasonable.) The Union may file a grievance if it believes the rules are unreasonable.

                (d) An employee fails to report to work after a termination of a leave of absence.

                (e) An employee is absent for three (3) working days for any reason other than sickness, unless good cause can be shown.

                (f) An employee is absent for more than three (3) working days and fails to notify the Company unless good cause can be shown for not reporting.

                (g) An employee is absent from work for any reason for longer than the periods set forth in Section 2 above based on the employee's seniority.

        SECTION 7.
        ---------

        Written request for a 30 calendar days leave of absence may be granted to employees for good and sufficient reasons if such leaves will not jeopardize the effective operations of the plant. Such leaves of absence shall be without loss of seniority, provided, however, that such employees shall not accept employment elsewhere. During such leaves of absence, including military leaves of absence, an employee's progression time will resume upon the day of return to work. Such leaves of absence may be extended from time to time and, if extended, sick leave seniority will accumulate a maximum of 6 months only.

        SECTION 8.
        ---------

        New employees and those hired after a break in continuity of service will be regarded as probationary employees for the first sixty (60) days of employment and will receive no continuous service credit during such period. Probationary employees may be laid off or discharged as exclusively determined by the Company, and shall not have recourse to the grievance and arbitration procedure. This provision will not be used for purposes of discrimination, because of membership in the Union. Probationary employees continued in the service of the Company subsequent to sixty (60) days from date of original hiring shall receive full and continuous service credit from date of original hiring.

        SECTION 9.
        ---------

        A member of the Union being elected or appointed to any Union convention or conference necessitating temporary leave of absence shall upon proper certification by the Union to the Company be granted a leave of absence by the Company and such employees or employee shall, at the end of the leave of absence, be reinstated to former position with full seniority status and all rights. These leaves of absence shall not be more than twenty-eight (28) days for any two employees in any one year.

        SECTION 10.
        ----------

        The Company will abide by the applicable Federal and State laws pertaining to employees returning from military service.

        SECTION 11.
        ----------

        Upon one (1) month written notice, an employee shall be granted a leave of absence when assigned to Union duties. Such leave of absence shall be for a period of not more than one (1) year. The Company shall be given one (1) month notice prior to the employee's return to work.

        SECTION 12.
        ----------

        In the event of a layoff, the Company shall give the Chief Steward or Assistant Chief Steward, 24 hours before the layoff, a list of those people affected.

        SECTION 13.
        ----------

        When the work force in any department is to be reduced, the department steward in that department shall, if the reduction in force continues to the point at which he would otherwise be laid off, be retained at work in the department in which he is employed provided he can perform the work of the job available. One (1) Local Union officer or Chief Steward shall have top plant-wide seniority for the purpose of layoffs and recalls only, provided they are qualified and able to do the work required.

ARTICLE VII - INSURANCE
-----------------------

        SECTION 1.
        ---------

        Effective October 1, 1995, employees under this Agreement shall be covered under the United Furniture Workers Insurance Fund ("Fund") in accordance with the provisions in this Article VII and attached Exhibit A. New employees will be eligible for coverage on the 1st day of the month following sixty (60) calendar days of employment.

        The Company will contribute the following maximum amount for monthly single nondependent insurance to the Fund:

        Effective 10/1/95 through 9/30/96:                     $170.60

        Effective 10/1/96 through 9/30/97                       184.20

        Effective 10/1/97 through 9/30/98                       198.90

        The Company will contribute the following maximum amount for monthly family coverage of employee and their dependents for eligible employees:

        Effective 10/1/95 through 9/30/96:                      $379.75

        Effective 10/1/96 through 9/30/97                        410.05

        Effective 10/1/97 through 9/30/98                        442.75

        Employees shall have deducted from their paycheck each week the following amounts depending on whether the employee is receiving single or dependent coverage:

        Effective On:           Employee Weekly Contributions
        ------------            -----------------------------
                                  Single        Dependent
                                  ------        ---------

        October 1, 1995          $ 4.37         $27.48

        October 1, 1996            6.87          29.98

        October 1, 1997            9.87          32.98

        All bargaining unit employees must be covered by the health insurance plan and make the appropriate contributions for said coverage. If the employee terminates his/her employment before making the full monthly contribution, that amount shall be deducted from his/her last paycheck.

        The Company's maximum obligation during the life of the collective bargaining agreement shall be to pay the following amounts:
                                                Single    Family
                                                ------    ------
        October 1, 1995                         $151.67  $260.67

        October 1, 1996                          154.43   280.14

        October 1, 1997                          156.13   299.84


        The Company shall pay the full insurance premium cost for each month on or before the 10th day of the month. The contract rate as set forth above shall remain as indicated for the length of the Contract.

        The Company and the employees shall begin making contributions and/or have amounts deducted from their checks for insurance beginning on the 1st day of the month following sixty (60) calendar days of employment. The employee shall begin receiving benefits on the 1st calendar day in which a contribution has been made on his behalf.

        The Company's sole liability and obligation shall be for the payment of the monthly contributions set forth above and the Company in no way guarantees payment of the benefits established by the Insurance Fund.

        The Company shall make contributions only for the month in which the employee is actively at work as of the first day of the calendar month. If the employee is on layoff or on occupational injury as of the first of any month, no contributions shall be made for the employee for that month.

        The Company agrees to make available to the Insurance Fund, upon appropriate written notice, any records which are necessary to verify the amount owed by the Employer to the Fund.

        The agreement shall provide that all monies paid into the Fund will be vested and remain exclusively in the "Trustee" of the Fund. The Fund or the Union may take appropriate legal action to collect delinquent payment including submission of the case to arbitration or instituting any other legal action in an appropriate court of law.

        During the first year of this Agreement the Company shall institute a 125 cafeteria plan program for employees to use for payment of their health insurance premiums.

        During the term of this Agreement, the Company shall pay for a Prescription Drug Card provided through the UFWA Insurance Program with a $ 5.00 deductible per use. The maximum cost to the Company is fifty cents per month for single coverage and $ 1.15 per month for family coverage. The costs for the Card is included in the costs set forth above.

        SECTION 2.
        ---------

        The Company will pay up to 13 weeks premium for the group insurance plan for eligible employees on medical leave for any illness or accident.

ARTICLE VIII - WAGES
--------------------

        SECTION 1. (a)
        --------------

        All non-probationary employees who are on the Company's active payroll as of the first full pay period after October 1, 1995, shall have their straight-time hourly rate of pay increased by 3.5%.

        All non-probationary employees who are on the Company's active payroll as of the first full pay period after October 1, 1996, shall have their straight-time hourly rate of pay increased by 3.5%.

        All non-probationary employees who are on the Company's active payroll as of the first full pay period after October 1, 1997, shall have their straight-time hourly rate of pay increased by 3%.

        SECTION 1. (b)
        --------------

        All of the aforesaid increases shall be rounded to the nearest full cent.

        SECTION 2.
        ---------

        The following labor grades and wage rates will be effective and remain unchanged throughout the life of this contract.

                           Effective October 1, 1995
                           _________________________

LABOR
GRADE   START   1 MONTH         6 MONTHS        12 MONTHS       18 MONTHS
-----   -----   --------        --------        ---------       ---------

1       $6.78   $7.38           $8.18           $8.90           $10.05
2        6.38    6.90            7.51            8.31             9.58
3        6.05    6.51            6.90            7.51             8.83
4        5.30    5.65            6.25            6.90             7.98
5        4.67    4.81            5.09            5.36             5.65


                        Effective October 1. 1996
                        -------------------------
LABOR
GRADE   START   1 MONTH         6 MONTHS        12 MONTHS       18 MONTHS
------  -----   -------         --------        ---------       ---------

1       $7.02  $7.64           $8.47           $9.21           $10.40
2        6.60   7.14            7.77            8.60             9.92
3        6.26   6.79            7.14            7.77             9.14
4        5.49   5.85            6.47            7.14             8.26
5        4.83   4.98            5.27            5.55             5.85

                        Effective October 1. 1997
                        -------------------------
LABOR
GRADE   START   1 MONTH         6 MONTHS        12 MONTHS       18 MONTHS
-----   -----   -------         --------        ---------       ---------
1       $7.23   $7.87           $8.72           $9.49           $10.71
2        6.80    7.35            8.00            8.86            10.22
3        6.45    6.99            7.35            8.00             9.41
4        5.65    6.03            6.66            7.35             8.51
5        4.97    5.13            5.43            5.72             6.03


        SECTION 3.
        ---------

        If after the institution of the above-mentioned wage rates, any employees have rates that are higher than those provided by the labor grade in which they are classified, these rates shall be considered as "ringed rates" and shall not be considered as setting a new maximum for that labor grade.

        SECTION 4.
        ---------

        Rates of pay for employees working on the second shift shall be higher by five percent (5%) than the rates of pay for jobs in the same classification on the day shift.

ARTICLE IX - BULLETIN BOARD
---------------------------

        SECTION 1.
        ---------

        The Company will provide the Union a bulletin board which may be used by the Union for posting notices approved in advance by the Management. The bulletin board shall be used by the Union for posting notices of Union elections and appointments, and of Union social or recreational activities.

ARTICLE X - GRIEVANCE PROCEDURE
-------------------------------

        SECTION 1.
        ---------

Any dispute which may arise between the Company and the Union as to:

        A. Whether any employee has been coerced into membership into the Union, or

        B. As to the meaning and application of this Agreement shall be regarded as a grievance and shall follow the procedure outlined in ARTICLE X of this Agreement.

        SECTION 2.
        ---------

        Any employee or group of employees shall be entitled to present grievances directly or through the Union to the Company as he or she may choose from time to time.

        SECTION 3.
        ---------

        Any and all disputes and differences whatsoever between the Company and the Union or any of its members or employees of the Company concerning the meaning or application of this Agreement shall be settled in the following manner.

        STEP 1.
        ------

        The aggrieved employee and the steward shall take the matter up with the Foreman in the employee's department within five (5) working days after the occurrence of the event on which the grievance is based, or, if the Union or employee could not reasonably have known of the occurrence of the event within such period of time, then within five (5) working days after the Union or employee first learned of the occurrence of the event on which the grievance is based.

        STEP 2.
        ------

        If no settlement is reached with the foreman, the grievance shall be reduced to writing on forms furnished by the Company and shall be dated and signed by the aggrieved employee and his steward. Two (2) copies thereof shall be presented by the Chief or Assistant Chief Steward to the designated management representative for further attempts to reach a mutually satisfactory settlement. The designated management representative shall also sign grievance. Grievances not satisfactorily settled in STEP 2 shall be referred to Third (3rd) Step procedure. This meeting shall be held within three (3) working days after notification by either party. Second Step grievances will be presented within seven (7) calendar days after the First Step answer.

        STEP 3.
        -------

        If the matter is not settled in the foregoing steps, it shall be referred to a meeting of the grievance committee of the Union and the designated representatives of the Company. An International Union Representative may be present in the meetings of STEP 3 of the grievance procedure. Any settlement of STEPS 2 or 3 shall be binding upon the Company, the Union, and the aggrieved employee or employees.

        In the event retroactive pay is agreed upon by the parties at any step of the grievance or arbitration procedure on the settlement of any grievance, it shall, as a maximum, be limited to and commence as of the date of the signed grievance. Third Step grievance will be presented within three (3) working days after the Second Step answer.

        STEP 4.
        ------

        If the matter is not settled in STEP 3, either party, but not an individual employee or employees, may submit the dispute to arbitration by serving a written request to arbitrate, setting forth the facts and issues, upon the other party by Certified Mail, return receipt requested, within ten (10) working days after the answer is given at STEP 3 hereof. The parties shall then select an arbitrator. If the parties fail to agree on the selection of an arbitrator, such arbitrator shall be selected in accordance with the rules of the American Arbitration Association then in effect. The provisions of this Agreement shall be the sole source of any rights which either party may assert in arbitration. The arbitrator shall have no power to amend, add to, subtract from, or change the terms of this Agreement and shall be authorized only to interpret the existing provisions of this Agreement, and apply them to the specific facts of the grievance or dispute. The decision of the arbitrator within the limits herein prescribed shall be final and binding on all parties to the dispute, including the employee or employees involved. The fee of the arbitrator shall be borne equally by the Company and the Union. No other joint expenses shall be incurred except by mutual written agreement of the parties.

        SECTION 4.
        ---------

        The Company agrees to recognize a Union Grievance Committee of not more than two (2) members.

        SECTION 5.
        ---------

        Members of the Grievance Committee shall be compensated at their straight-time rate of pay for such time lost from work as they are actually engaged in meetings with the Company's representative or officials. It is understood that under no circumstances will such employee be compensated at overtime premium rates for time so spent.

        SECTION 6.
        ---------

        The Chief Steward will be granted reasonable time during regular working hours, with pay, to investigate or settle grievances. Before negotiating in the adjustment of a complaint, the steward will report to his foreman, punch out his daily job card, and report back and punch in on his return to work.


        SECTION 7.
        ---------

        Meetings will be held between management and the Union as required, with both parties showing understanding of either party's request that a particular meeting be rescheduled.

        SECTION 8.
        ---------

        During the term of this Agreement there shall be no lockout by the Employer, and no strikes, stoppages of work, or slowdowns by the Union unless
(1) the Employer refuses to carry out the grievance procedure as set forth in this Agreement as certified in writing by an arbitrator or (2) if following an arbitration award under this contract, the arbitrator certifies in writing to the parties that the Employer after reasonable opportunity to do so has failed or refused to comply with said award.


ARTICLE XI - SAFETY AND HEALTH
------------------------------

        SECTION 1.
        ---------

        The Company will adhere to Federal and State Laws regarding safety and health, and shall provide without cost to the employees gloves and nonprescription safety glasses where the Company requires their use. This Section shall be subject to the grievance procedure hereof.

        SECTION 2.
        ---------

        The Company agrees to maintain an advisory Safety Committee at all times. The Safety Committee shall consist of Company representatives and two representatives of the bargaining unit including one (1) union steward.

ARTICLE XII - DURATION OF AGREEMENT
-----------------------------------

        This Agreement shall remain in full force and effect through Midnight September 30, 1998, and shall thereafter be continued for successive periods of one year unless notice of termination, alteration or modification in writing by Registered Mail is given by either party at least sixty (60) days before the next annual expiration date of the Agreement. Upon receipt of such notice, a conference shall be arranged within ten (10) days.


INTERNATIONAL UNION OF ELECTRONIC,
ELECTRICAL, SALARIED MACHINE &
FURNITURE WORKERS, AFL-CIO                      MERKLE-KORFF INDUSTRIES

BY: /s/Roger D. Deel                           BY:/s/ John W. Brown
   -----------------------------                  ---------------------------
                                                        JOHN W. BROWN
    /s/ N. Bailey                                       PRESIDENT C.O.O.
   -----------------------------


   ----------------------------


   ----------------------------


INTERNATIONAL UNION OF ELECTRONIC,
ELECTRICAL, SALARIED MACHINE & FURNITURE
WORKERS, AFL-CIO



BY:/s/       Mitchell
   _______________________________

                                   EXHIBIT A

        Effective October 1, 1995, the Company will pay to the United Furniture Workers Insurance Fund, 1910 Air Lane Drive, Nashville, TN., 37210, the amount set forth in Article VII.

        Title to all monies paid to the Insurance Fund will be vested and remain exclusively in the "Trustees" of the Insurance Fund and the parties hereto agree that either the Union or the Insurance Fund or both shall have the right, and full discretion, to take any action necessary to collect any contributions or monies due and owing to the Insurance Fund and to secure delinquent reports with such action, including but not limited to submitting the matter to arbitration pursuant to the arbitration provisions of this agreement or instituting legal action in the courts. In the event of any such arbitration or legal action, instituted by the Union or the Insurance Fund against the Employer to collect delinquent contributions or to secure delinquent reports, it is hereby agreed that the Employer shall be liable for a maximum amount of damages equal to the existing prime rate at the First National Bank of Chicago plus 2%, plus up to a maximum of 20% liquidated damages plus reasonable attorneys' fees, provided that no amount shall be due and owing until the Employer has been given written notice by certified mail of any delinquencies and the Employer fails to pay the unpaid balance due fourteen days after receipt of said notice.

        Employees will be contributing contributions in accordance with Article VII of this Collective Bargaining Agreement.

        The contributions shall be paid for the purpose of providing to the employees such death benefit, accident and sickness benefit and various health insurance benefits as are outlined in the booklet to be distributed to all eligible employees by the United Furniture Workers Insurance Fund.

        The Employer agrees to make available to the Union and/or the United Furniture Workers Insurance Fund, upon written notice, any and all books and records of the employer necessary to verify amount owed by Employer.